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                                                                    Exhibit 23.3

                        [LETTERHEAD OF RP FINANCIAL, LC.]

                                                              September 18, 2002

Board of Directors
First Niagara Financial Group, MHC
First Niagara Financial Group, Inc.
6950 South Transit Road
Lockport, New York 14094

Members of the Board of Directors:

        We hereby consent to the use of our firm's name in the Form AC Application for Conversion, and any amendments thereto, the Registration Statement on Form S-1, and any amendments thereto, the Combined Application H-(e)1/H-(e)3, and any amendments thereto, and the Interagency Bank Merger Application, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of First Niagara Financial Group, Inc.


                                                         Sincerely,

                                                         RP FINANCIAL, LC.

                                                         /s/ Gregory E. Dunn
                                                         Gregory E. Dunn
                                                         Senior Vice President